Exhibit 99.1

December 2, 2022

Dateline: Longview, Texas

Friedman Industries, Incorporated (NYSE – American; trading symbol: FRD)

FOR IMMEDIATE RELEASE

Friedman Industries, Incorporated Announces Second Quarter Results and Provides Near-term Outlook

The Company announced today its results of operations for the fiscal second quarter.

For the quarter ended September 30, 2022 (the “2022 quarter”), the Company recorded net earnings of $2,470,908 ($0.34 diluted earnings per share) on sales of $149,692,409 compared to net earnings of $13,177,614 ($1.91 diluted earnings per share) on sales of $92,570,895 for the quarter ended September 30, 2021 (the “2021 quarter”).

The 2022 quarter was a period of considerable margin compression associated with declining hot-rolled coil (“HRC”) prices throughout the quarter. Prior to the quarter, HRC prices experienced a significant and abrupt increase in reaction to the Russian invasion of Ukraine. HRC prices increased approximately 60% from the beginning of March 2022 to the end of April 2022 and then declined approximately 47% by the end of the 2022 quarter. The compressed physical margins were partially offset by net hedging related gains of approximately $2,259,000 for the 2022 quarter. In comparison, the 2021 quarter was the most profitable quarter in the Company’s history with results driven by a historic rise in HRC prices creating a high margin environment in a period of historically high steel prices.

“The 2022 quarter presented significant challenges due to the declining HRC price trend entering the quarter and continuing throughout the quarter,” said Michael J. Taylor, President and Chief Executive Officer. “A combination of sales strategy, inventory management and hedging protection allowed us to remain profitable in a period of significant headwinds to profitability. Successful execution of strategy in challenging periods like the 2022 quarter is what affirms the potential we see in Friedman,” Taylor concluded.

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021

Net Sales	$149,692,409	$92,570,895	$311,495,499	$158,487,334

Total costs and other income or loss	146,486,892	75,078,581	293,632,524	126,726,343

Earnings before income taxes	3,205,517	17,492,314	17,862,975	31,760,991

Income taxes	734,609	4,314,700	4,207,693	7,271,580

Net earnings	$2,470,908	$13,177,614	$13,655,282	$24,489,411

Net earnings per share:
Basic	$0.34	$1.91	$1.88	$3.55
Diluted	$0.34	$1.91	$1.88	$3.55

COIL SEGMENT OPERATIONS

Coil segment sales for the 2022 quarter totaled $129,722,213 compared to $78,323,927 for the 2021 quarter. The increase in sales was driven by an increase in sales volume partially offset by a decline in the average selling price. Inventory tons sold increased from approximately 43,000 tons in the 2021 quarter to approximately 106,500 tons in the 2022 quarter. The significant increase in sales volume was primarily attributable to the facilities and inventory acquired from Plateplus, Inc. on April 30, 2022 which accounted for approximately 65,000 tons of the 106,500 tons sold in the 2022 quarter. The average per ton selling price of coil segment inventory decreased from approximately $1,884 per ton in the 2021 quarter to approximately $1,228 per ton in the 2022 quarter. Coil segment operations recorded an operating loss of approximately $1,118,000 for the 2022 quarter compared to an operating profit of approximately $24,273,000 for the 2021 quarter.

TUBULAR SEGMENT OPERATIONS

Tubular segment sales for the 2022 quarter totaled $19,970,196 compared to $14,246,968 for the 2021 quarter. Sales increased due to an increase in the average selling price per ton partially offset by a slight decrease in tons sold. The average per ton selling price of tubular segment inventory increased from approximately $1,223 per ton in the 2021 quarter to approximately $1,883 per ton in the 2022 quarter. Tons sold decreased from approximately 11,500 tons in the 2021 quarter to approximately 10,500 tons in the 2022 quarter. The tubular segment recorded operating profits of approximately $3,341,000 and $1,997,000 for the 2022 quarter and 2021 quarter, respectively.

OUTLOOK

The Company expects sales volume of approximately 105,000 tons for its third quarter of fiscal 2023. The third quarter volume expectation is slightly lower than the second quarter volume due primarily to the impact of holidays during the third quarter of fiscal 2023. The Company expects slight margin improvement during the third quarter and for hedging activities to benefit the quarter’s results. At the end of November 2022, multiple domestic steel producers announced price increases for hot-rolled coil. If the announced price increases gain acceptance, the Company would expect margin improvement entering the fourth fiscal quarter with additional margin improvement anticipated if steel mills were to announce further price increases.

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated (“Company”), headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama; East Chicago, Indiana; Granite City, Illinois; Sinton, Texas and Lone Star, Texas. The Company has two reportable segments: coil products and tubular products. The coil product segment consists of the operations in Hickman, Decatur, East Chicago, Granite City and Sinton where the Company processes hot-rolled steel coils. The Hickman, East Chicago and Granite City facilities operate temper mills and corrective leveling cut-to length lines. The Sinton and Decatur facilities operates stretcher leveler cut-to-length lines. The Sinton facility is a newly constructed facility with operations commencing in October 2022. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe and distributes pipe through its Texas Tubular Products division.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, financial results for the quarter ended September 30, 2022, everything under the header “outlook” above, including sales volumes, margins, hedging results, and potential price increases, expectations as to financial results during the Company’s upcoming fiscal quarters, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, the continuing impact of the COVID-19 pandemic, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-Q as filed with the SEC on December 2, 2022 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.